As filed with the Securities and Exchange Commission on June 18, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3191702
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

119 FOURTH AVENUE

NEEDHAM, MASSACHUSETTS 02494

(781) 433-0771

(Address of Principal Executive Offices)

AVANT IMMUNOTHERAPEUTICS, INC. 2008 STOCK OPTION AND  INCENTIVE PLAN*

CELLDEX THERAPEUTICS, INC. 2005 EQUITY INCENTIVE PLAN*

(Full Title of the Plans)

 * See explanatory note on following page

Anthony S. Marucci

Chief Executive Officer

AVANT Immunotherapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Name and Address of Agent For Service)

With copies to:

Ettore A. Santucci, P.C.

John T. Haggerty, P.C.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.001 par value	1,500,000 shares	(2)	$16.36	(5)	$24,532,500	(5)	$964.13
Common Stock, $.001 par value	1,446,914 shares	(3)(4)	$8.16	(6)	$11,806,818.24	(6)	$464.01

(1) This Registration Statement also relates to rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Company which are attached to all shares of Common Stock issued, pursuant to the terms of the Company’s Shareholder Rights Agreement dated November 5, 2004 (as amended).  Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.  Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be required pursuant to the AVANT Immunotherapeutics, Inc. 2008 Stock Option and Incentive Plan (the “AVANT Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(3) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be required pursuant to the Celldex Therapeutics, Inc. 2005 Equity Incentive Plan (the “Celldex Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(4) This Registration Statement relates to 1,446,914 shares of Common Stock that may be issued upon the exercise of options issued under the Celldex Plan, which options were assumed by AVANT Immunotherapeutics, Inc. in connection with an Agreement and Plan of Merger, dated October 19, 2007, by and among the Company, Callisto Merger Corporation and Celldex Therapeutics, Inc.

(5) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices on the Nasdaq Global Market on June 13, 2008.

(6) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the price at which the options may be exercised, based on the average of the high and low sales prices on the Nasdaq Global Market on March 7, 2008, the grant date of the options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Introductory Note to Part I of Form S-8.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by the registrant to register (i) 1,500,000 shares of AVANT Immunotherapeutics, Inc. (the “Company”) Common Stock par value $.001 per share (“Common Stock”) that may be issued upon the exercise of options issued under the Company’s 2008 Stock Option and Incentive Plan (the “AVANT Plan”), and (ii) 1,446,914 shares of Common Stock that may be issued upon the exercise of options issued under Celldex Therapeutics, Inc’s 2005 Equity Incentive Plan (the “Celldex Plan”), which options were assumed by the Company in connection with an Agreement and Plan of Merger, dated October 19, 2007, by and among the Company, Callisto Merger Corporation and Celldex Therapeutics, Inc.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrant are incorporated herein by reference and made a part hereof:

•                  The registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

•                  The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

•                  The registrant’s Registration Statement on Form S-4 (Reg. No. 333-148291), filed December 21, 2007 and all amendments updating such registration statement.

•                  The registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2008, January 16, 2008, February 12, 2008, February 27, 2008, March 11, 2008 (as amended May 23, 2008), April 17, 2008, May 14, 2008, May 30, 2008 and June 9, 2008.

•                  The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

•                  The description of the rights to purchase shares of the Registrant’s Series C-1 Junior Participating Cumulative Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on November 14, 1994, and all amendments and reports updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

None.

Item 6.            Indemnification of Directors and Officers.

The Company is a Delaware corporation.  In accordance with the Delaware General Corporation Law (the “DGCL”), Article Six of the registrant’s Third Restated Certificate of Incorporation, as amended, provides that no director of the registrant shall be personally liable to the registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.  The Amended and Restated Bylaws of the Company (the “Bylaws”) provide for indemnification to the directors, officers, employees and agents of the Company consistent with that authorized by the DGCL.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

The Company currently carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of the Company’s directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

No.	Description	Location
2.1	Agreement and Plan of Merger, dated as of October 19, 2007, by and among AVANT, Celldex Merger Corporation, and Celldex Therapeutics, Inc.	Incorporated by reference to Exhibit 2.1 of AVANT’s Registration Statement on Form S-4 (Reg. N. 333-148291), filed December 21, 2007

3.1	Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.2	Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.2 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Quarterly Report on Form 10-Q, filed May 10, 2002

3.5	Amended and Restated By-Laws of AVANT as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of AVANT’s Annual Report on Form 10-K, filed March 18, 2008

3.6	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of AVANT’s Annual Report on Form 10-K, filed March 16, 2005

3.7

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of AVANT Immunotherapeutics, Inc. classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock

Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form 8-A filed November 8, 2004

3.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Current Report on Form 8-K filed on March 11, 2008

3.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.2 of AVANT’s Current Report on Form 8-K filed on March 11, 2008

4.1	Shareholder Rights Agreement dated November 5, 2004 between AVANT and EquiServe Trust Company, N.A. as Rights Agent	Incorporated by reference to Exhibit 4.1 of AVANT’s Registration Statement on Form 8-A filed November 8, 2004

4.2	Amendment No. 1 to Shareholder Rights Agreement dated October 19, 2007 between AVANT and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) as Rights Agent	Incorporated by reference to Exhibit 10.1 of AVANT’s Registration Statement on Form 8-A/A filed October 22, 2007

4.3	Amendment No. 2 to Shareholder Rights Agreement dated	Incorporated by reference to Exhibit 10.1 of AVANT’s

	November 5, 2004, between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent.	Registration Statement on Form 8-A12G/A filed on March 7, 2008.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered	Filed herewith

†10.1	Celldex Therapeutics, Inc. 2005 Equity Incentive Plan	Filed herewith

†10.2	AVANT Immunotherapeutics, Inc. 2008 Stock Option and Incentive Plan	Incorporated by reference to Exhibit 10.3 to a Current Report on Form 8-K filed by AVANT on October 22, 2007

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Celldex Therapeutics, Inc.	Filed herewith

23.3	Consent of Goodwin Procter LLP	Included in Exhibit 5.1 hereto

24.1	Powers of Attorney	Included on signature pages to this Registration Statement

† Indicates a management contract or compensation plan, contract or arrangement.

Item 9.         Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 17th day of June, 2008.

AVANT Immunotherapeutics, Inc.

By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President and
Chief Financial Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony S. Marucci and Avery W. Catlin, and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Charles R. Schaller	Chairman	June 17, 2008
Charles R. Schaller

/s/ Anthony S. Marucci	Chief Executive Officer	June 17, 2008
Anthony S. Marucci	(Principal Executive Officer)

/s/ Avery W. Catlin	Senior Vice President and Chief Financial Officer	June 17, 2008
Avery W. Catlin	(Principal Financial Officer and
Principal Accounting Officer)

/s/ George O. Elston	Director	June 17, 2008
George O. Elston

/s/ Herbert J. Conrad	Director	June 17, 2008
Herbert J. Conrad

/s/ Rajesh B. Parekh	Director	June 17, 2008
Dr. Rajesh B. Parekh

/s/ Larry Ellberger	Director	June 17, 2008
Larry Ellberger

Director
Harry H. Penner, Jr.

/s/ Karen Shoos Lipton	Director	June 17, 2008
Karen Shoos Lipton

EXHIBIT INDEX

No.	Description	Location
2.1	Agreement and Plan of Merger, dated as of October 19, 2007, by and among AVANT, Celldex Merger Corporation, and Celldex Therapeutics, Inc.	Incorporated by reference to Exhibit 2.1 of AVANT’s Registration Statement on Form S-4 (Reg. N. 333-148291), filed December 21, 2007

3.1	Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.2	Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.2 of AVANT’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

3.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Quarterly Report on Form 10-Q, filed May 10, 2002

3.5	Amended and Restated By-Laws of AVANT as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of AVANT’s Annual Report on Form 10-K, filed March 18, 2008

3.6	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of AVANT’s Annual Report on Form 10-K, filed March 16, 2005

3.7

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of AVANT Immunotherapeutics, Inc. classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock

Incorporated by reference to Exhibit 3.1 of AVANT’s Registration Statement on Form 8-A filed November 8, 2004

3.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.1 of AVANT’s Current Report on Form 8-K filed on March 11, 2008

3.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT	Incorporated by reference to Exhibit 3.2 of AVANT’s Current Report on Form 8-K filed on March 11, 2008

4.1	Shareholder Rights Agreement dated November 5, 2004 between AVANT and EquiServe Trust Company, N.A. as Rights Agent	Incorporated by reference to Exhibit 4.1 of AVANT’s Registration Statement on Form 8-A filed November 8, 2004

4.2	Amendment No. 1 to Shareholder Rights Agreement dated October 19, 2007 between AVANT and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) as Rights Agent	Incorporated by reference to Exhibit 10.1 of AVANT’s Registration Statement on Form 8-A/A filed October 22, 2007

4.3	Amendment No. 2 to Shareholder Rights Agreement dated November 5, 2004, between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent.	Incorporated by reference to Exhibit 10.1 of AVANT’s Registration Statement on Form 8-A12G/A filed on March 7. 2008.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered	Filed herewith

†10.1	Celldex Therapeutics, Inc. 2005 Equity Incentive Plan	Filed herewith

†10.2	AVANT Immunotherapeutics, Inc. 2008 Stock Option and Incentive Plan	Incorporated by reference to Exhibit 10.3 to a Current Report on Form 8-K filed by AVANT on October 22, 2007

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Celldex Therapeutics, Inc.	Filed herewith

23.3	Consent of Goodwin Procter LLP	Included in Exhibit 5.1 hereto

24.1	Powers of Attorney	Included on signature pages to this Registration Statement

† Indicates a management contract or compensation plan, contract or arrangement.